Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 3

 This AMENDMENT NO. 3 (this “Amendment”), dated as of April 29, 2011, is entered into by and among South Jersey Industries, Inc. (“Borrower”), the Lenders signatory hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as a Lender, as Issuing Lender (in such capacity, the “Issuing Lender”), and as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, the Issuing Lender and the Administrative Agent have entered into that certain Letter of Credit Reimbursement Agreement dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”);

WHEREAS, Borrower has requested that the Issuing Lender and the Administrative Agent amend the Reimbursement Agreement in certain respects, and the Administrative Agent and the Issuing Lender have agreed to such amendment; and

WHEREAS, the parties hereto desire to amend the Reimbursement Agreement as set forth below;

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.1           Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Reimbursement Agreement.

Section 1.2           Amendments to the Reimbursement Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 1.4 below, the Reimbursement Agreement is hereby amended as follows:

(a)          The definition of “Permitted Indebtedness” set forth in Section 1.01 of the Reimbursement Agreement is hereby amended and restated in its entirety to read as follows:

“”Permitted Indebtedness” means any of the following:

(1)           Indebtedness under the Existing Credit Facility and under this Agreement;

(2)           Indebtedness of the Borrower and its Subsidiaries (other than South Jersey Gas) so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Section 6.04;

(3)           Indebtedness of the Borrower under Hedging Obligations covering a notional amount not to exceed the face amount of outstanding Indebtedness;

(4)           Indebtedness of South Jersey Gas, under that certain Five-Year Revolving Credit Agreement, dated as of August 3, 2006, among South Jersey Gas, the lenders party thereto, and Wachovia Bank, National Association, as administrative agent on behalf of said lenders (as amended to date, or as such agreement may be replaced and refinanced pursuant to that certain Four-Year Revolving Credit Agreement, expected to be entered into in May of 2011, among South Jersey Gas, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent on behalf of said lenders, in substantially the form available to the Administrative Agent as of April 29, 2011, the “SJG Credit Agreement”);

(5)           Indebtedness of South Jersey Gas under the First Mortgage Notes (as defined in the SJG Credit Agreement) existing as of April 29, 2011, and subsequent First Mortgage Notes, so long as before and immediately after the incurrence of such Indebtedness, South Jersey Gas is in compliance with Section 6.04 of the SJG Credit Agreement;

(6)           Indebtedness (other than the type described in clause (7) below) of South Jersey Gas, so long as before and immediately after the incurrence of such Indebtedness, South Jersey Gas is in compliance with Section 6.04 of the SJG Credit Agreement;

(7)           Indebtedness of South Jersey Gas under Hedging Obligations covering a notional amount not to exceed the face amount of such outstanding Indebtedness; and

(8)           Permitted Commodity Hedges.”

(b)           The definition of “Indebtedness” set forth in Section 1.01 of the Reimbursement Agreement is hereby amended to delete the phrase “Permitted Hedging Obligations” and replace it with the phrase “Permitted Commodity Hedges.”

Section 1.3             Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each Lender that:

(a)            The representations and warranties of Borrower set forth in Article V of the Reimbursement Agreement are true, correct and complete in all material respects on the date hereof as if made on and as of the date hereof and there exists no Event of Default or Default on the date hereof, provided that in the case of any representation or warranty in Article V of the Reimbursement Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 1.3(a) shall be made as of such earlier date.

(b)            The execution and delivery by Borrower of this Amendment have been duly authorized by proper corporate proceedings of Borrower and this Amendment and the Reimbursement Agreement constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

Section 1.4             Conditions Precedent.  This Amendment shall become effective (the “Effective Date”) as of April 29, 2011, upon the receipt by the Administrative Agent of (i) opinion of Borrower’s counsel, (ii) a certificate of the secretary of Borrower certifying (a) as to changes in the certificate of incorporation or bylaws of Borrower since December 20, 2007, (b) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Reimbursement Agreement, as modified by this Amendment, and (c) to the extent modified from the incumbency and specimen signatures delivered to the Administrative Agent as of December 20, 2007, the incumbency and specimen signature of each of its officers authorized to sign this Amendment and (iii) duly executed copies of this Amendment from each of Borrower, the Lenders, the Issuing Lender and the Administrative Agent.

Section 1.5             Continuing Effectiveness, Etc.

(a)            Upon the effectiveness of this Amendment, each reference in the Reimbursement Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Reimbursement Agreement as modified hereby and each reference to the Reimbursement Agreement in any other document, instrument or agreement executed and/or delivered in connection the Reimbursement Agreement shall mean and be a reference to the Reimbursement Agreement as modified hereby.

(b)            Except as specifically modified hereby, the Reimbursement Agreement and the instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

Section 1.6             CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.7             Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 1.8             Successors and Assigns.  This Amendment shall be binding upon Borrower, the Issuing Lender, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, the Issuing Lender, the Lenders and the Administrative Agent and their respective successors and assigns.

Section 1.9              Integration.  This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 1.10           Headings.  Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Stephen H. Clark
Name: Stephen H. Clark
Title: Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
as Issuing Lender and as a Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Executive